Exhibit (j)(ii) under N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the incorporation by reference of our reports dated September 17, 1999 on the Municipal Obligations Fund, Prime Cash Obligations Fund and Prime Value Obligations Fund in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust dated October 31, 1999.



/s/ Ernst & Young LLP
Ernst & Young

Boston, Massachusetts
October 28, 1999